Exhibit 99.1

General Partners, Executive Officers, Managers and Board of Directors

Cheniere Energy, Inc.

Name	Position	Principal Occupation/Business	Issuer Common Shares Beneficially Owned
Charif Souki	Chairman, Chief Executive Officer, President and Director	Chairman, Chief Executive Officer and President of Cheniere Energy, Inc.	None

Meg A. Gentle	Executive Vice President – Marketing	Executive Vice President – Marketing of Cheniere Energy, Inc.	None

R. Keith Teague	Executive Vice President – Asset Group	Executive Vice President – Asset Group of Cheniere Energy, Inc.	None

Jean Abiteboul	Senior Vice President – International	Senior Vice President – International of Cheniere Energy, Inc.	None

Michael J. Wortley	Senior Vice President and Chief Financial Officer	Senior Vice President and Chief Financial Officer of Cheniere Energy, Inc.	None

Greg W. Rayford	Senior Vice President and General Counsel	Senior Vice President and General Counsel of Cheniere Energy, Inc.	None

Katie Pipkin	Senior Vice President – Business Development and Communications	Senior Vice President – Business Development and Communications of Cheniere Energy, Inc.	None

Anatol Feygin	Senior Vice President – Strategy and Corporate Development	Senior Vice President – Strategy and Corporate Development of Cheniere Energy, Inc.	None

Vicky A. Bailey	Director	President of Anderson Stratton International, LLC	None

Nuno Brandolini	Director	Manager of the General Partner of Scorpion Capital Partners, L.P.	None

G. Andrea Botta	Director	President of Glenco LLC	None

Keith F. Carney	Director	Previous President of Dolomite Advisors, LLC	None

Exhibit 99.1, page 2

John M. Deutch	Director	Institute Professor at the Massachusetts Institute of Technology	None

David I. Foley	Director	Senior Managing Director of The Blackstone Group L.P.; Chief Executive Officer of Blackstone Energy Partners L.P	None

Paul J. Hoenmans	Director	Previous senior executive in the oil and gas industry	None

David B. Kilpatrick	Director	President of Kilpatrick Energy Group	None

Randy A. Foutch	Director	Chairman and CEO of Laredo Petroleum Holdings, Inc.	None

Donald F. Robillard, Jr.	Director	Senior Vice President and Chief Financial Officer of Hunt Consolidated, Inc.	None

Neal A. Shear	Director	Chief Executive Officer of Higgs Capital Management	None

Heather R. Zichal	Director	Independent energy consultant	None

The business address for each of the persons listed above is c/o Cheniere Energy, Inc., 700 Milam Street, Suite 800, Houston, Texas 77002.